Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

February 6, 2024

VIA EDGAR

TessPay Inc.

9160 Forum Corporate Parkway

Suite 350

Fort Myers, FL 33905

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to TessPay Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, with respect to the public offering by the Company, as detailed in the Registration Statement, of: (i) up to 1,495,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and (ii) warrants to be issued by the Company to the underwriters of the Company named in the Registration Statement to purchase up to 5% of the number of shares of Common Stock sold in the offering (the “Representative’s Warrants”) upon the closing of the public offering pursuant to which the Registration Statement relates. The Shares will be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Dominari Securities LLC, as the representative of the several underwriters to be named therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the following:

●	the Registration Statement and the related prospectus included therein;

●	the Certificate of Incorporation of the Company, as in effect on the date hereof;

●	the Bylaws of the Company in effect on the date hereof;

●	the form of Underwriting Agreement;

●	the form of Representative’s Warrant;

●	the resolutions of the Board of Directors of the Company authorizing/ratifying the issuance and sale of the Shares, the preparation and filing of the Registration Statement, and other actions with regard thereto; and

●	such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (e) the accuracy, completeness and authenticity of certificates of public officials; and (f) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	Following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions, the Shares will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2.	The Representative’s Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, provided that the Representative’s Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Representative’s Warrants, when issued and sold as contemplated in the Registration Statement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.	The shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Warrant Shares” and together with the Representative’s Warrants, and the Shares, the “Securities”) have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Warrant Shares are delivered to and paid for in accordance with the terms of the Representative’s Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. It is understood that this opinion is to be used only in connection with the offer and sale of the Warrant Shares being registered while the Registration Statement is effective under the Securities Act.

We express no opinion as to matters governed by any laws other than the DGCL. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP